Exhibit 10.3

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

THIS NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into effective the        day of                    , 200    , by and between PETROHAWK ENERGY CORPORATION, a Delaware corporation (the “Company”), and                                   (“Non-Employee Director”).

WHEREAS, to carry out the purposes of the Company’s Amended and Restated 2004 Non-employee Director Incentive Plan (the “Plan”), the Company desires to afford Non-employee Director the opportunity to purchase shares of the common stock of the Company (“Stock”).

NOW THEREFORE, in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Non-employee Director hereby agree as follows:

1.                                       Grant of Option.  The Company hereby grants to Non-employee Director the right and option (“Option”) to purchase all or any part of an aggregate of               shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference.

2.                                       Purchase Price.  The purchase price of Stock purchased pursuant to the exercise of this Option shall be                      Dollars and                          Cents ($          ) per share, which has been determined to be the Fair Market Value of the Stock. For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

3.                                       Vesting of Option.   The Option granted hereunder shall vest as follows:

(a)                                  the option to purchase                       shares of Stock is vested and exercisable as of                             , 200    ;

(b)                                 the option to purchase                       shares of Stock is vested and exercisable as of                             , 200    ;

(c)                                  the option to purchase                       shares of Stock is vested and exercisable as of                             , 200    .

Subject to the earlier expiration of this Option as herein provided, this Option may be exercised by written notice to the Company at is principal executive office addressed to the attention of its chief executive officer. This Option must be exercised on or before                                , 201     or it will expire worthless.

The shares of Stock that are the subject of the Option are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (a) in the event of an increase in the number of outstanding shares of Stock shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares of Stock shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

If the Company recapitalizes and/or reclassifies its capital stock (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted as provided in the Plan.

4.                                       Transferability: This Option is not transferable or assignable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code).

No transfer by will, trust, or by the laws of descent and distribution shall be effective to bind the Company unless the Compensation Committee of the board of directors of the Company or other such committee as the Board shall appoint to administer the Plan as permitted by the Plan (collectively herein the “Committee”) has been furnished with a copy of the deceased Non-employee Director’s enforceable will, trust or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this provision shall be void and ineffective.

5.                                       Exercise of Option.  The purchase price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) subject to prior approval by the Committee in its discretion, by tendering previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total purchase price (provided that the shares of Stock tendered have been held by Non-employee Director for at least six (6) months prior to their tender to satisfy the option price), or (c) subject to prior approval by the Committee in its discretion, by withholding shares of Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total purchase price, or (d) subject to prior approval by the Committee in its discretion, by a combination of (a), (b), and (c) above. Any payment in shares of Stock shall be effected as provided for in the Plan. The Committee, in its discretion, also may allow the purchase price to be paid with such other consideration as shall constitute lawful consideration for the issuance of shares of Stock (including, without limitation, effecting a “cashless exercise,” as defined in the Plan, with a broker of the Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of Non-employee Director, in the name of Non-employee Director or other appropriate recipient, share certificates for the number of shares of Stock purchased under the Option. Unless and until such certificates have been issued by the Company to Non-employee Director, Non-employee Director (or other person permitted to exercise this Option in the event of Non-employee Director’s death) shall not be or have any rights or privileges of a stockholder of the Company with respect to the shares acquirable upon an exercise of this option.

6.                                       Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Non-employee Director for federal or state income tax purposes, Non-employee Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Non-employee Director fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Non-employee Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Non-employee Director upon such exercise.

Except as may otherwise be permitted by the Code, in the event of a permitted transfer of an Option hereunder, Non-employee Director shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to the transferee including, for example, notice of the termination of a stock option following Non-employee Director’s termination of service as a director of the Company.

7.                                       Securities Laws. Non-employee Director agrees that the shares of Stock which Non-employee Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Non-employee Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of such shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

8.                                       No Rights to Directorship.  Nothing contained in this Agreement shall confer upon the Non-Employee Director the right to continue as a director of the Company.

9.                                       Representations and Warranties of Non-employee Director.  The Non-employee Director represents and warrants to the Company as follows:

(a)                                  The Non-employee Director has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  The Non-employee Director acknowledges that there may be adverse tax consequences related to the Options and their vesting and exercise, and that Non-employee Director should consult a tax advisor prior to such time.

(b)                                 The Non-employee Director agrees to sign such additional documentation as may reasonably required from time to time by the Company in connection with this Agreement.

10.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Non-employee Director.

11.                                 Governing Laws.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

12.                                 Modification.  This Agreement may not be modified except in writing signed by the parties hereto or their respective successors and permitted assigns.

13.                                 Headings.  The headings of paragraphs in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or alter any of the provisions of this Agreement.

14.                                 Defined Terms. Except as otherwise provided in this Agreement, or unless the context clearly indicates otherwise, capitalized terms used but not defined in this Agreement have the definitions as provided in the Plan.  In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, by its officer thereunto duly authorized, and Non-employee Director has executed this Agreement, all as of the day and year first above written.

PETROHAWK ENERGY CORPORATION

By:
Name: Floyd C. Wilson
Title: Chief Executive Officer

NON-EMPLOYEE DIRECTOR

Printed Name: